UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 18, 2012
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer Identification No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant's telephone number, including area code: (309) 675-1000
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.425)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In addition to the amendments to the Company's Restated Articles of Incorporation and Bylaws described in the Proxy Statement and voted upon by stockholders as described in Item 5.07 below, the Board adopted amendments to the Company's Bylaws effective on June 13, 2012. These amendments (i) establish that the annual meeting of stockholders shall occur on the second Wednesday in June, unless otherwise designated by the Board, and (ii) set forth the times and dates for the regular meetings of the Board. This description of the amendments to the Bylaws is qualified in its entirety by reference to the text of the amended Bylaws, attached hereto as Exhibit 3.1.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) The 2012 annual meeting of stockholders of the Company was held on June 13, 2012.

(b) Set forth below are the voting results for each of the matters submitted to a vote of the Company's stockholders.

Proposal 1 - Election of Directors All nominees for election to the Board named in the Proxy Statement were elected, each to a one-year term, with the following vote:
	For	Withheld	Broker Non-Votes
David L. Calhoun	428,066,122	11,908,319	113,575,156
Daniel M. Dickinson	436,212,521	3,761,920	113,575,156
Eugene V. Fife	435,001,483	4,927,958	113,575,156
Juan Gallardo	432,803,648	7,170,793	113,575,156
David R. Goode	431,132,595	8,841,846	113,575,156
Jesse J. Greene, Jr.	436,472,010	3,502,431	113,575,156
Jon M. Huntsman, Jr.	436,102,191	3,827,250	113,575,156
Peter A. Magowan	430,761,427	9,213,014	113,575,156
Dennis A. Muilenburg	436,715,493	3,258,948	113,575,156
Douglas R. Oberhelman	423,937,428	16,037,013	113,575,156
William A. Osborn	432,495,489	7,478,952	113,575,156
Charles D. Powell	423,158,573	16,815,868	113,575,156
Edward B. Rust, Jr.	434,432,056	5,542,385	113,575,156
Susan C. Schwab	435,760,999	4,213,442	113,575,156
Joshua I. Smith	426,643,125	13,331,316	113,575,156
Miles D. White	428,175,562	11,798,879	113,575,156

Proposal 2 - Company Proposal - Ratification of the Company's Independent Registered Public Accounting Firm
This Company proposal requesting ratification of the appointment of PricewaterhouseCoopers LLP as its independent registered public accounting firm was approved with the following vote:

For	Against	Abstain
544,260,042	7,961,819	1,327,736

Proposal 3 - Company Proposal - Advisory Vote on Executive Compensation
This Company proposal requesting that stockholders approve executive compensation, on an advisory basis, was approved with the following vote:

For	Against	Abstain	Broker Non-Votes
424,313,509	12,857,463	2,804,469	113,575,156

Proposal 4 - Company Proposal - Amend Restated Certificate of Incorporation and Bylaws to Provide Stockholders the Right to Call Special Meetings
This Company proposal requesting stockholders to amend our Restated Certificate of Incorporation and Bylaws to provide stockholders owning, individually or in the aggregate, shares representing at least 25 percent of the voting power of the Company with the right to call special meetings of stockholders was approved with the following vote:

For	Against	Abstain	Broker Non-Votes
425,466,134	3,248,836	1,259,471	113,575,156

Proposal 5 - Company Proposal - Amend Bylaw Advance Notice Provisions
This Company proposal requesting stockholders to approve amendments to the Company's Bylaws to clarify and modify certain timing, disclosure and other procedures stockholders must follow when proposing a candidate for election to the Board or other stockholder business was approved with the following vote:

For	Against	Abstain	Broker Non-Votes
396,670,715	41,424,159	1,879,567	113,575,156

Proposal 6 - Stockholder Proposal - Report on Political Contributions and Expenses
This stockholder proposal requesting that the Company provide a semi-annual report on its policies and procedures for political contributions and monetary and non-monetary contributions relating to participation in political campaigns was not approved based on the following vote:

For	Against	Abstain	Broker Non-Votes
39,738,530	341,757,047	58,478,864	113,575,156

Proposal 7 - Stockholder Proposal - Director Election Majority Vote Standard
This stockholder proposal requesting that the Company adopt a majority vote standard for electing directors was not approved based on the following vote:

For	Against	Abstain	Broker Non-Votes
176,744,806	260,468,345	2,761,290	113,575,156

Proposal 8 - Stockholder Proposal - Review of Global Corporate Standards
This stockholder proposal requesting that the Company review and amend its policies related to human rights and to extend such policies to its franchisees, licensees and agents that market, distribute or sell its products was not approved based on the following vote:

For	Against	Abstain	Broker Non-Votes
92,850,824	272,685,108	74,438,509	113,575,156

Proposal 9 - Stockholder Proposal - Stockholder Action by Written Consent
A stockholder proposal requesting that the Company permit shareholder action by written consent was not approved based on the following vote:

For	Against	Abstain	Broker Non-Votes
172,504,548	263,156,996	4,312,897	113,575,156

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:
	3.1	Bylaws of Caterpillar Inc., as amended marked to show changes.

*********************************************************************

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
CATERPILLAR INC.

6/18/2012	By:	/s/James B. Buda
James B. Buda
Senior Vice President and Chief Legal Officer

EXHIBIT INDEX
Exhibit No.	Description

3.1	Bylaws of Caterpillar Inc., as amended marked to show changes.